Exhibit 10.1

STANDSTILL AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the 11th day of May 2012 by and among First Capital Bancorp, Inc., a Virginia corporation (the “Company”) and Kenneth R. Lehman (“Purchaser”).

PREAMBLE

The Purchaser currently is the beneficial owner of                      shares of Common Stock (the “Owned Shares”). The Parties desire to enter into this Agreement to set forth their understanding regarding the voting by the Purchaser of the Owned Shares.

In consideration of the above, and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE ONE

DEFINITIONS

As used in this Agreement and any amendments hereto, the following terms shall have the following meanings respectively:

1.1 “Affiliate” shall have the meaning set forth in regulations of the Securities and Exchange Commission included in Rule 405 under the Securities Act of 1933, as amended, and the regulations issued thereunder.

1.2 “Common Stock” shall mean the $4.00 par value common stock of the Company and any security that is exchanged for such common stock in any transaction resulting from any recapitalization or any combination or merger or other transaction of the Company regardless of whether the Company is the surviving entity, if, immediately after consummation of such transaction, at least 50% of the shareholders of the resulting entity are shareholders who were shareholders of the Company prior to such transaction.

1.3 “Beneficial Owner” (and various derivations of such term such as “beneficially owns” and “beneficially owned”) shall have the meaning set forth in the regulations of the Securities and Exchange Commission in Rule 13d-3 under the 1934 Act, or, if amended, then as amended and in effect at the time in question; provided, that for purposes of this Agreement, any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Common Stock regardless of the time period during or at which it may be exercised and regardless of the consideration paid shall be deemed to give the holder thereof beneficial ownership of the Common Stock to which it relates. For purposes of determining the outstanding or percentage of outstanding Common Stock that is owned for purposes of this Agreement, the beneficial ownership of a particular person or group shall be calculated and based upon the number of shares of (i) Common Stock that are issued and outstanding at the time in question and (ii) Common Stock not outstanding but subject to options, warrants, rights or conversion privileges as described in this Section and owned by such person or group or combination of groups. Any shares of Common Stock that are subject to options, warrants, rights or conversion privileges as described in this Section and are owned by a particular person or group or combination of groups shall not be deemed to be outstanding for the purpose of determining the percentage of outstanding Common Stock owned by any other person or group or combination of groups.

1.4 “Purchaser Group” shall mean the Purchaser and any Affiliate of the Purchaser who owns Common Stock and whose vote is controlled by the Purchaser.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

(a) Organization, Standing and Authority. The Company is a corporation in good standing under the laws of the Commonwealth of Virginia. The Company has corporate power and authority to execute and deliver this Agreement and, subject to the conditions set forth in this Agreement, to perform its terms.

(b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a valid and binding obligation of the Company.

2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Authority. The Purchaser is an individual with full power and authority to perform his obligations under this Agreement. This Agreement represents a valid and binding obligation of the Purchaser and the members of the Purchaser Group.

(b) Ownership of Common Stock. As of the date of this Agreement, Purchaser beneficially owns the Owned Shares. As of the date of this Agreement no member of the Purchaser Group (i) beneficially owns any other Common Stock, (ii) has any right to acquire or vote, or to acquire the right to vote, any other Common Stock, whether pursuant to any outstanding warrant, option, right, call, or agreement or commitment of any character relating to Common Stock, or otherwise, or (iii) has any understanding that, if implemented, could lead to the acquisition or voting by any member of the Purchaser Group of any other Common Stock.

ARTICLE THREE

COVENANTS AND AGREEMENTS OF PURCHASER

Purchaser hereby covenants and agrees with the Company as follows:

3.1 Voting of Common Stock. The Purchaser shall take such action as may be necessary to insure that

(i) all shares of Common Stock beneficially owned and entitled to be voted by Purchaser and all other members of the Purchaser Group are deemed to be present in person or by proxy at all meetings of the shareholders of the Company so that all such shares of Common Stock may be counted for purposes of determining the presence of a quorum at such meetings, and

(ii) should the shares of Common Stock beneficially owned and entitled to be voted by Purchaser and all members of the Purchaser Group exceed 45.0% of total number of shares of Common Stock eligible to be voted on any matter, then the vote of the Owned Shares in excess of 45.0% shall not be voted by the Purchaser or the Purchaser Group. For these purposes, the determination of the number of shares eligible to be voted on any matter shall be based on number of shares outstanding and the number of votes to which each class is entitled, as set forth in the Company’s proxy statement prepared in accordance with Item 6 of Regulation 14A.

ARTICLE FOUR

ADDITIONAL AGREEMENTS

4.1 Further Assurances. From time to time after the execution of this Agreement, as and when requested by the Company, the Parties shall take or cause to be taken such further or other action as shall be necessary to carry out the purposes of this Agreement.

ARTICLE FIVE

TERM OF AGREEMENT

5.1 Term of Agreement. Unless earlier terminated as provided in this Agreement the respective rights and obligations of the Parties under this Agreement shall continue in full force and effect until January 1, 2022.

5.2 Termination. This Agreement may be terminated prior to January 1, 2022:

(a) by the mutual written agreement of all of the Parties; or

(b) by Purchaser if (i) any person or group of persons (other than a group of which the Purchaser Group or any member of the Purchaser Group is a member) acquires or makes a tender offer to acquire beneficial ownership of more than fifty percent (50%) of the Common Stock or (ii) the Company or any successor enters into an agreement with a third party (other than a group of which the Purchaser Group or any member of the Purchaser Group is a member) for the third party to acquire beneficial ownership of more than fifty percent (50%) of the Common Stock; provided that the provisions of this Subsection 5.2(b)(ii) shall not apply to the acquisition of all outstanding Common Stock by a newly formed corporation, the shareholders of which on the date of consummation of the transaction consist substantially of the shareholders of the Company (excluding shareholders who elect to exercise dissenters’ or appraisal rights in connection with such transaction), in connection with the formation of a holding company for the Company or (iii) the Company or any successor has entered into any agreement to recapitalize or combine or merge or effect any similar transaction regardless of whether the Company or any successor is the surviving entity; provided that the provisions of this Subsection 5.2(b)(iii) shall not apply to any such transaction if immediately after the consummation thereof more than fifty percent (50%) of the common stock of the surviving entity are owned by shareholders who were shareholders of the Company or its successor immediately prior to the consummation of such transaction.

(c) by the Company at any time and for any reason.

5.3 Survival of Covenants. If this Agreement terminates pursuant to Section 5.1 of this Agreement or is terminated pursuant to Section 5.2 of this Agreement, from and after the date of such termination, none of the Parties shall have any continuing liability or obligation to perform any of their covenants or agreements pursuant to this Agreement.

5.4 Remedies. The Parties recognize and hereby acknowledge that it may be difficult to accurately measure the amount of damages that would result to a Party by reason of a failure of any of the other Parties to perform any of the obligations imposed on it by this Agreement. The Parties accordingly agree that each such Party who has not elected to terminate this Agreement shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedies to which such Party may be entitled at law or in equity in accordance with this Agreement.

ARTICLE SIX

MISCELLANEOUS

6.1 Notices. Any notices or other communications required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, by facsimile transmission, or by registered or certified mail, postage prepaid, addressed as follows:

If to the Company:

John M. Presley

Chief Executive Officer and Managing Director

4222 Cox Road

Glen Allen, Virginia 2306

Telephone: (804) 273-1160

with a copy to:

Kevin D. Pomfret, Esq.

LeClairRyan, A Professional Corporation

951 East Byrd Street, 8th Floor

Richmond, Virginia 23219

Telephone: (804) 343-4384

Purchaser:

Kenneth R. Lehman

1408 N. Abingdon Street

Arlington, VA 22207

or such other address as shall be furnished in writing by any of the Parties. Any such notice or communication shall be deemed to have been given as of the date so personally delivered or, if mailed, upon the date received.

6.2 Amendments. This Agreement may be amended by a subsequent writing signed by all of the Parties upon the approval of each of the Parties.

6.3 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties.

6.4 Headings. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

6.5 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by heirs or devisees to Purchaser and by any successor to the Company that does not cause this Agreement to be terminated pursuant to the terms of Section 5.2 of this Agreement; provided, however, that, notwithstanding anything herein to the contrary, Purchaser and any other member of the Purchaser Group may in any event sell, transfer or otherwise dispose of Common Stock owned by them to third parties who are not members of the Purchaser Group and upon such disposition the obligations of this Agreement shall remain applicable to Purchaser but such third parties shall receive such securities free of any obligations and restrictions contained in this Agreement. Except as otherwise provided in this Section 6.5, any assignment of the rights and obligations of the Parties under this Agreement shall be effective upon a written agreement signed by all the Parties.

6.6 Enforceability. In the event any term or provision of this Agreement is deemed to be invalid or unenforceable, this entire Agreement shall be deemed to be invalid or unenforceable and be of no further force and effect.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that the laws of the United States apply.

6.8 Venue. The Parties agree that the sole and exclusive venue for any action arising out of this Agreement shall be a federal or state court situated in Henrico County, Virginia and all Parties hereby agree to submit to the exclusive personal jurisdiction and venue of such court for the purpose of adjudicating any dispute arising out of or relating to the subject matter of this Agreement. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees, court costs and expenses, incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the date above written.

FIRST CAPITAL BANCORP, INC.

/s/ John M. Presley
By:	John M. Presley
Chief Executive Officer and Managing Director

/s/ Kenneth R. Lehman
Kenneth R. Lehman